SCHEDULE 14A INFORMATION

           Proxy Statement Pursuant to Section 14(a) of the Securities
                              Exchange Act of 1934

Filed by the Registrant  |X|

Filed by a Party other than the Registrant  |_|

Check the appropriate box:

|_|      Preliminary Proxy Statement
|_| Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
|X|      Definitive Proxy Statement
|_|      Definitive Additional Materials
|_|      Soliciting Material Pursuant to ss.240.14a-11(c) or ss.240.14a-12

                         First West Chester Corporation
                         ------------------------------
                (Name of Registrant as Specified In Its Charter)

-------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

|X|    No fee required.

|_|    Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

       (1)      Title of each class of securities to which transaction  applies:
                ______________________________________

       (2)      Aggregate  number of  securities to which  transaction  applies:
                ______________________________________

       (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined): _______________

       (4)      Proposed maximum aggregate value of transaction:
                ______________________________________________

       (5)      Total fee paid:
                ______________________________________________

|_|    Fee paid previously with preliminary materials.

|_| Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

       (1)      Amount Previously Paid:
                _______________________________________________________________

       (2)      Form, Schedule or Registration Statement No.:
                _______________________________________________________________

       (3)      Filing Party:
                _______________________________________________________________

       (4)      Date Filed:
                _______________________________________________________________

                         FIRST WEST CHESTER CORPORATION
                               9 North High Street
                        West Chester, Pennsylvania 19380

                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
                      TO BE HELD 10:00 A.M., MARCH 17, 1998


         NOTICE IS HEREBY GIVEN that the Annual Meeting of Shareholders of First West Chester Corporation (the "Corporation") will be held on Tuesday, March 17, 1998, at 10:00 a.m., at the West Chester Golf and Country Club, 111 West Ashbridge Street, West Chester, Pennsylvania 19380, for consideration of and action by the holders of the Corporation's common stock ("Common Stock") upon the following matters:

         1. The election of four Class II directors, with each director to serve until the 2001 Annual Meeting of Shareholders and until the election and qualification of his respective successor;

         2. The approval of certain amendments to the Corporation's 1995 Stock Option Plan;

         3. The ratification of the appointment of Grant Thornton, LLP as the Corporation's independent public accountants for the year ending December 31, 1998; and

         4. The transaction of such other business as may properly come before the Annual Meeting and any adjournment thereof, and matters incident to the conduct of the Annual Meeting.

         The Board of Directors has fixed the close of business on February 3, 1998, as the record date for the determination of holders of stock of the Corporation entitled to notice of, and to vote at, the Annual Meeting. The Corporation's Annual Report to Shareholders for the year ended December 31, 1997, accompanies this Notice and Proxy Statement.

         THE BOARD OF DIRECTORS HOPES THAT YOU WELL FIND IT CONVENIENT TO ATTEND THE ANNUAL MEETING IN PERSON, BUT WHETHER OR NOT YOU PLAN TO ATTEND, PLEASE SIGN, DATE AND RETURN THE ENCLOSED PROXY TO ASSURE THAT YOUR SHARES ARE REPRESENTED AT THE ANNUAL MEETING. RETURNING YOUR PROXY DOES NOT DEPRIVE YOU OF YOUR RIGHT TO ATTEND THE ANNUAL MEETING AND VOTE YOUR SHARES IN PERSON.

                         FIRST WEST CHESTER CORPORATION
                               9 North High Street
                        West Chester, Pennsylvania 19380
                      -----------------------------------

                                 PROXY STATEMENT

         This Proxy Statement is furnished and is being mailed with the accompanying proxy on approximately February 25, 1998, to each shareholder of record of First West Chester Corporation (the "Corporation") in connection with the solicitation of proxies by the Board of Directors of the Corporation, to be voted at the Annual Meeting of Shareholders of the Corporation to be held on Tuesday, March 17, 1998, at 10:00 a.m., at the West Chester Golf and Country Club, 111 West Ashbridge Street, West Chester, Pennsylvania, and at any adjournment thereof, for the purposes stated below.

         Any person giving a proxy has the power to revoke it at any time before its exercise by a later dated proxy, a written revocation sent to the Secretary of the Corporation or attendance at the Annual Meeting and voting in person. In the absence of contrary instructions, properly executed proxies, received and unrevoked, will be voted by the persons named in the proxy: (i) for the election of each of the four Class II directors nominated by the Board of Directors; (ii) for the approval of certain amendments to the Corporation's 1995 Stock Option Plan as described in this Proxy Statement; (iii) for the ratification of the appointment of Grant Thornton, LLP as the Corporation's independent public accountants for the year ending December 31, 1998; and (iv) in their discretion, on such other business as may properly come before the Annual Meeting and matters incident to the conduct of the Annual Meeting.

                      VOTING SECURITIES OF THE CORPORATION

         Only shareholders of record at the close of business on February 3, 1998 (the "Record Date"), are entitled to notice of, and to vote at, the Annual Meeting. As of the Record Date, there were 2,296,133 shares of Common Stock outstanding and entitled to one vote per share, without cumulative voting. The holders of a majority of the outstanding shares of Common Stock, present either in person or by proxy, will constitute a quorum for the transaction of business at the Annual Meeting.

         As of the Record Date, the Financial Management Services Department of The First National Bank of West Chester (the "Bank"), a wholly-owned subsidiary of the Corporation, held 429,807 shares of Common Stock, representing 18.7% of the total outstanding shares of the Corporation's Common Stock. Of these shares, 265,130 shares (11.5% of the total outstanding shares) are held in accounts where the Bank is sole trustee or executor and may not be voted by the Bank's Financial Management Services Department in the election of directors; however, the shares may otherwise be voted by the Bank. The remaining 164,677 shares of Common Stock (7.2% of the total outstanding shares) are held in accounts where the Bank is co-trustee, agent or custodian, and these shares may not be voted by the Bank without the authorization of the other co-trustee, agent or custodian.

         The following table sets forth, as of December 31, 1997 unless otherwise noted, the number and percentage of shares of Common Stock which, according to information supplied to the Corporation, are beneficially owned by:
(i) each person who is the beneficial owner of more than five percent (5%) of the issued and outstanding shares of Common Stock (other than the Financial Management Services Department of the Bank); (ii) each of the Named Executive Officers of the Corporation (as defined under the heading "Executive Compensation"); (iii) each of the directors and the nominees for directorship of the Corporation individually; and (iv) all directors and executive officers of the Corporation as a group. An asterisk (*) appears beside the names of the persons nominated and proposed for re-election at the Annual Meeting as Class II directors.


Name and Address                               Number of Shares(1)                Percentage(2)

BENEFICIAL OWNER
----------------

Jane C. and Lawrence E. MacElree                       125,080 (3)                        5.45%
7080 Goshen Road
Newtown Square, PA 19073

NAMED EXECUTIVE OFFICERS (4)

Charles E. Swope                                        86,658 (5)                        3.76%

William E. Hughes, Sr.                                  6,380  (6)                        -----

James D. Gruver                                         8,194  (7)                        -----

Kevin C. Quinn                                          5,236  (8)                        -----

J. Duncan Smith                                         4,666  (9)                        -----

Peter J. D'Angelo                                       5,324 (10)                        -----

Eric W. Rohrbach                                        6,204 (11)                        -----

Maryann L. Himes                                        5,610 (12)                        -----

David W. Glarner                                        4,834 (13)                        -----

William D. Wagenmann, Jr.                                 100 (14)                        -----

Richard W. Kauffman                                        36 (15)                        -----

Linda M. Hicks                                          1,363 (16)                        -----

CLASS I DIRECTORS (TERM EXPIRING IN 2000)

John J. Ciccarone                                      75,190 (17)                        3.27%
908 Sheridan Drive
West Chester, PA 19382

Clifford E. DeBaptiste                                 51,367 (18)                        2.24%
Worthington and Miner Streets
West Chester, PA 19382




Name and Address                               Number of Shares(1)                Percentage(2)

J. Carol Hanson                                         3,046 (19)                         ----
1251 Morstein Road
West Chester, PA 19380

John B. Waldron                                         6,420 (20)                         ----
1423 Manorwood Drive
West Chester, PA 19382

CLASS II DIRECTOR (TERM EXPIRING IN 1998)

*M. Robert Clarke                                       5,000 (21)                         ----
10 Andrews Lane
Glenmoore, PA 19343

*Edward J. Cotter                                      21,341 (22)                         ----
500 North Franklin Street
West Chester, PA 19380

*David L. Peirce                                       12,148 (23)                         ----
395 Eaton Way
West Chester, PA 19380

*Charles E. Swope                                       86,658 (5)                         ----
9 North High Street
West Chester, PA 19380

CLASS III DIRECTORS (TERM EXPIRING IN 1999)

John A. Featherman, III                                15,447 (24)                         ----
17 West Miner Street
West Chester, PA 19382

John S. Halsted                                         6,225 (25)                         ----
314 North Union Street
Kennett Square, PA 19348

Devere Kauffman                                        13,586 (26)                         ----
Riddle Village
311 Arlington
Media, PA 19063

All directors and
executive officers
as a group (22 persons)                               344,375                             14.66%
----------------------

See Notes starting on next page.

(1) Shares of Common Stock which are held in the Corporation's retirement savings plan (the "Retirement Savings Plan") are reported as of December 31, 1997, the last date for which such information is available.

(2) Percentages are omitted for those owning less than one percent of the shares of Common Stock outstanding.

(3) Of the 125,080 shares shown, Mrs. MacElree has sole voting and investment power of 104,729 and Mr. MacElree has sole voting and investment power of 20,351 shares. Mrs. MacElree disclaims that she is the beneficial owner of any shares owned by Mr. MacElree and Mr. MacElree disclaims that he is the beneficial owner of any shares owned by Mrs. MacElree.

(4) The address for each of the Named Executive Officers is 9 North High Street, West Chester, PA 19380.

(5) Mr. Swope is the Chairman, President and Chief Executive Officer of the Corporation and the Bank. Of the 86,658 shares shown, Mr. Swope has sole voting and investment power of 52,030 shares; 7,604 shares are held by a trust for the benefit of the Swope Foundation, of which Mr. Swope is President; 2,559 shares are held by Mr. Swope's minor son; 9,215 shares are held by Mr. Swope's wife; 7,250 shares are held in the Retirement Savings Plan which has sole voting power with respect to such shares; and 8,000 shares are shares underlying options to purchase shares of Common Stock which are exercisable within sixty days of December 31, 1997. In addition to the shares of Common Stock described herein, Mr. Swope, as the President and Chief Executive Officer of the Bank, which is the Trustee of the Retirement Savings Plan, may be deemed to be the beneficial owner of an aggregate of a further 48,120 shares of Common Stock held in the Retirement Savings Plan; Mr. Swope disclaims that he is the beneficial owner of such shares.

(6) Of the 6,380 shares shown, Mr. Hughes shares, with his wife, voting and investment power of 1,572 shares; 2,808 shares are held in the Retirement Savings Plan which has sole voting power with respect to such shares; and 2,000 shares are shares underlying options to purchase shares of Common Stock which are exercisable within sixty days of December 31, 1997.

(7) Of the 8,194 shares shown, Mr. Gruver has sole voting and investment power of 1,056 shares; 3,379 shares are held in the Retirement Savings Plan which has sole voting power with respect to such shares; and Mr. Gruver shares, with his wife, voting and investment power of 3,759 shares. Mr. Gruver resigned from office December 31, 1997.

(8) Of the 5,236 shares shown, Mr. Quinn shares, with his wife, voting and investment power of 396 shares; shares with his mother, voting and investment power of 100 shares; 740 shares are held in the Retirement Savings Plan which has sole voting power with respect to such shares; and 4,000 shares are underlying options to purchase shares of Common Stock which are exercisable within sixty days of December 31, 1997.

(9) Of the 4,666 shares shown, Mr. Smith shares, with his wife, voting and investment power of 96 shares; 570 shares are held in the Retirement Savings Plan which has sole voting power with respect to such shares; and 4,000 shares are shares underlying options to purchase shares of Common Stock which are exercisable within sixty days of December 31, 1997.

(10) Of the 5,324 shares shown, Mr. D'Angelo shares, with his wife, voting and investment power of 601 shares; 723 shares are held in the Retirement Savings Plan; and 4,000 shares are shares underlying options to purchase shares of Common Stock which are exercisable within sixty days of December 31, 1997.

(11) Of the 6,204 shares shown, Mr. Rohrbach has sole voting and investment power of 1,192 shares; 1,012 shares are held in the Retirement Savings Plan which has sole voting power with respect to such shares; and 4,000 shares are shares underlying options to purchase shares of Common Stock which are exercisable within sixty days of December 31, 1997.

(12) Of the 5,610 shares shown, Mrs. Himes has sole investment and voting power of 33 shares; shares with her son voting and investment power of 297 shares; 1,280 shares are held in the Retirement Savings Plan which has sole voting power with respect to such shares; and 4,000 shares are shares underlying options to purchase shares of Common Stock which are exercisable within sixty days of December 31, 1997.

(13) Of the 4,834 shares shown, Mr. Glarner shares, with his wife, voting and investment power of 524 shares; 610 shares are held in the Retirement Savings Plan, which has sole voting power with respect to such shares; and 3,700 shares are shares underlying options to purchase shares of Common Stock which are exercisable within sixty days of December 31, 1997.

(14) Mr. Wagenmann shares voting and investment power of the 100 shares shown with his wife.

(15) All 36 shares shown are held in the Retirement Savings Plan which has sole voting power with respect to such shares.

(16) Of the 1,363 shares shown, Mrs. Hicks has sole investment and voting power of 295 shares; shares, with her husband, voting and investment power of 628 shares; and 440 shares are held in the Retirement Savings Plan which has sole voting power with respect to such shares.

(17) Of the 75,190 shares shown, Mr. Ciccarone shares, with his wife, voting and investment power of 73,057 shares; 133 shares are held by Mr. Ciccarone's wife as custodian for his son; and 2,000 shares are shares underlying options to purchase shares of Common Stock which are exercisable within sixty days of December 31, 1997.

(18) Of the 51,367 shares shown, Mr. DeBaptiste has sole voting and investment power of 49,367 shares; and 2,000 shares are shares underlying options to purchase shares of Common Stock which are exercisable within sixty days of December 31, 1997.

(19) Of the 3,046 shares shown, Ms. Hanson has sole voting and investment power of 1,046 shares; and 2,000 shares are shares underlying options to purchase shares of Common Stock which are exercisable within sixty days of December 31, 1997.

(20) Of the 6,420 shares shown, Mr. Waldron shares, with his wife, voting and investment power of 4,420 shares; and 2,000 shares are shares underlying options to purchase shares of Common Stock which are exercisable within sixty days of December 31, 1997.

(21) Of the 5,000 shares shown, Mr. Clarke shares, with his wife, voting and investment power of 3,000 shares; and 2,000 shares are shares underlying options to purchase shares of Common Stock which are exercisable within sixty days of December 31, 1997.

(22) Of the 21,341 shares shown, Mr. Cotter has sole voting and investment power of 8,878 shares; Mr. Cotter's wife has sole voting and investment power of 10,463 shares; and 2,000 shares are shares underlying options to purchase shares of Common Stock which are exercisable within sixty days of December 31, 1997.

(23) Of the 12,148 shares shown, Mr. Peirce has sole voting and investment power of 10,148 shares; and 2,000 shares are shares underlying options to purchase shares of Common Stock which are exercisable within sixty days of December 31, 1997.

(24) Of the 15,447 shares shown, Mr. Featherman has sole voting and investment power of 6,535 shares; 2,000 shares are owned by FIRSTNATCO FBO MacElree, Harvey, Gallagher, Featherman & Sebastian, Ltd. Profit Sharing and 401(k) Plan, of which Mr. Featherman is a co-trustee, sharing voting and investment powers with one other trustee (such 2,000 shares are in Mr. Featherman's account under the said Plan); Mr. Featherman shares voting and investment power of 2,998 shares with his wife; 1,007 shares are held by Mr. Featherman as custodian for his daughter; Mr. Featherman's wife has sole voting and investment power of 907 shares; and 2,000 shares are shares underlying options to purchase shares of Common Stock which are exercisable within sixty days of December 31, 1997.

(25) Of the 6,225 shares shown, Mr. Halsted has sole voting and investment power of 2,625 shares; 1,200 shares are owned by the Gawthrop, Greenwood & Halsted Profit Sharing Plan, of which Mr. Halsted is a trustee; 200 shares are owned by Abstracting Company of Chester County, of which Mr. Halsted is a shareholder and a director; Mr. Halsted's wife has sole voting and investment power of 200 shares; and 2,000 shares are shares underlying options to purchase shares of Common Stock which are exercisable within sixty days of December 31, 1997.

(26) Of the 13,586 shares shown, Mr. Kauffman has sole voting and investment power of 6,286 shares; Mr. Kauffman has power of attorney over 5,300 shares owned by his wife and 2,000 shares are shares underlying options to purchase shares of Common Stock which are exercisable within sixty days of December 31, 1997.

                GENERAL INFORMATION ABOUT THE BOARD OF DIRECTORS

         There were seven (7) meetings of the Board of Directors of the Corporation and twenty-nine (29) meetings of the Board of Directors of the Bank during 1997. Each incumbent director attended at least 75% of the aggregate of
(1) the total number of meetings of the Board of Directors of the Corporation and the Bank held during the period in which such incumbent was a director, and
(2) the total number of meetings held by all committees of the Board of Directors of the Corporation and the Bank on which such incumbent served during the period in which such incumbent was a committee member.

         Directors who are not also officers of the Corporation or Bank (each a "non-employee director") generally receive a fee of $450 for each Board meeting attended and $300 for each committee meeting attended. Additionally, a quarterly fee of $100 is paid to Mr. Cotter for serving as the Secretary of the Board. Pursuant to the 1995 Stock Option Plan (the "Plan"), options to purchase shares of Common Stock are awarded to each director annually through September 30, 1999 according to formulas set forth in the Plan. During 1997, in accordance with such formulas, each non-employee director received an option to purchase 1,000 shares of Common Stock. In addition, each director, including Mr. Swope, received a cash bonus of $1,000 for 1997.

         An amendment to the Plan has been proposed which would modify the formula for non-employee director awards such that each non-employee director would receive an option to purchase 1,500 shares of Common Stock on each of the annual grant dates in 1998 and 1999. In addition, it is proposed that each non-employee director receive an option to purchase 500 shares of Common Stock upon approval of the proposal by the shareholders. See "Amendment of the 1995 Stock Option Plan" for a discussion of the Plan and these proposed amendments.

         The Board of Directors of the Corporation does not have a standing compensation, audit or nominating committee. These functions are performed on an ad hoc basis by the Board of Directors as a whole. However, the Board of Directors of the Corporation does have an Executive Committee, a Finance Committee and a Stock Option Committee. The Board of Directors of the Bank has an Executive Committee, a Personnel and Compensation Committee and several committees for selected management functions. The membership of, and certain other information relating to, the primary committees is set forth in the following paragraphs.

         The Executive Committee of the Board of Directors of the Corporation consists of Messrs. Swope, Peirce and Cotter. Four (4) meetings were held during 1997. This Committee has authority to exercise the powers of the Board of Directors of the Corporation in the management of the business and business affairs of the Corporation between scheduled meetings of the Board.

         The Finance Committee of the Board of Directors of the Corporation consists of Messrs. Peirce, Halsted and Swope. Four (4) meetings were held during 1997. This Committee meets quarterly to review the overall financial condition of the Bank and make recommendations for a quarterly dividend.

         The Stock Option Committee of the Board of Directors of the Corporation consists of Messrs. Peirce and Featherman and administers the "Key Employee Plan" under the Plan. Two (2) meetings were held during 1997.

         The Executive Committee of the Board of Directors of the Bank consists of Messrs. Swope, Cotter, Kauffman and Peirce. Four (4) meetings were held during 1997. This Committee has authority to exercise the powers of the Board of Directors of the Bank in the management of the business affairs of the Bank between scheduled meetings of the Board.

         The Personnel and Compensation Committee of the Board of Directors of the Bank consists of Messrs. Peirce and Featherman. Fourteen (14) meetings were held during 1997. This Committee reviews and makes recommendations to the Board of Directors of the Bank regarding compensation and other personnel matters relating to the officers of the Bank.


                              ELECTION OF DIRECTORS

         The Corporation's Articles of Incorporation and Bylaws provide that the Board of Directors shall be divided into three classes, each as nearly equal in number as possible, and shall consist of not less than nine or more than 25 members, as fixed from time to time by the Board of Directors. The Board of Directors has fixed the number of directors at 12, four of whom are to be Class I Directors, four of whom are to be Class II Directors and four of whom are to be Class III Directors. The Class I Directors are serving a three-year term until the 2000 Annual Meeting, the Class II Directors are serving a three-year term until the 1998 Annual Meeting, and the Class III Directors are serving a three-year term until the 1999 Annual Meeting. Each director also serves until his or her earlier resignation or removal or until a successor has been elected and qualified.

         The Board of Directors presently consists of eleven directors due to the resignation of Mr. Armstrong in December 1997. Subsequent to Mr. Armstrong's resignation he continued to serve the Corporation as Director Emeritus until his death in January 1998. Pursuant to the Corporation's Articles and By-Laws, the remaining members of the Board of Directors have the exclusive authority to appoint a director to fill the vacancy caused by the resignation of a director. The Board of Directors will appoint a new director upon selection of a suitable candidate.

         At the Annual Meeting, four Class II directors are to be elected to serve until the 2001 Annual Meeting and until their respective successors have been elected and qualified. The intention of the persons named in the proxy, unless otherwise directed, is to vote all proxies in favor of the election to the Board of Directors for the nominees listed below. The Board has no reason to believe that any of the nominees will be unable or unwilling to be a candidate for election at the time of the Annual Meeting. If any nominee is unable or unwilling to serve, the persons named in the proxy will use their best judgment in selecting and voting for a substitute candidate.

         The four nominees receiving the highest number of votes by the holders of the Common Stock present or represented at the Annual Meeting and entitled to vote thereat shall be elected as Class II directors. Abstentions will have no effect on the outcome of the vote for the election of directors. If a broker that is a record holder of Common Stock does not return a signed proxy, the shares of Common Stock represented by such proxy will not be considered present at the Annual Meeting and, therefore, will not be counted towards a quorum and will not be voted.

         The names of the nominees for Class II directors of the Corporation, their ages and certain other information as of February 1, 1998, is set forth as follows:

         Name                              Age                         Position
         ----                              ---                         --------
         M. Robert Clarke                   51                         Director
         Edward J. Cotter                   77                         Director
         David L. Peirce                    69                         Director
         Charles E. Swope                   67                         Director

         Mr. Clarke has been a director of the Bank and the Corporation since 1993. Mr. Clarke is a certified public accountant and the President of Clarke, Nicolini & Associates, Ltd., a provider of auditing, accounting and tax services.

         Mr. Cotter has been a director of the Bank since 1972 and a director and Secretary of the Corporation since 1984. Mr. Cotter is the former Executive Director of Barclay Friends Hall Corporation, a long term care facility.

         Mr. Peirce has been a director of the Bank since 1973 and a director of the Corporation since 1984. Mr. Peirce is the former President and CEO of Denney-Reyburn Company, a paper converter.

         Mr. Swope has been a director of the Bank since 1972, President of the Bank since 1973, Chief Executive Officer of the Bank since 1978 and Chairman of the Board of the Bank since 1987. He has been a director, President and Chief Executive Officer of the Corporation since 1984 and Chairman of the Board of Directors of the Corporation since 1987.

Recommendation of the Board of Directors

         The Board of Directors has unanimously recommended the slate of nominees for election as Class II directors. The Board of Directors recommends that the shareholders vote FOR the election of such slate of nominees as Class II directors of the Board of Directors of the Corporation.

                        DIRECTORS AND EXECUTIVE OFFICERS

         Set forth in the following table are the names and ages of the directors and executive officers of the Corporation and the Bank, their positions with the Corporation and the Bank, their principal occupations during the past five years and their directorships with other companies which are subject to the reporting requirements of Federal securities laws:

                                   Position(s) with Corporation             Principal Occupations
                                   ----------------------------             ---------------------
           Name & Age              Position(s) with Bank                    Outside Directorships
           ----------              ---------------------                    ---------------------

 John J. Ciccarone,                Director since 1987                    President, Omega Industries, Inc., a real
                                   -------------------
   69                              Director since 1987                    estate development company.

 M. Robert Clarke,                 Director since 1993                    Certified Public Accountant,
                                   -------------------                    President of Clarke, Nicolini & Associates, Ltd.
   51                              Director since 1993

 Edward J. Cotter,                 Director and Secretary                 Retired.  Former Executive Director,
   77                              since 1984                             Barclay Friends Hall Corporation, a long
                                   Director since 1972                    term care facility.

Clifford E. DeBaptiste,            Director since 1984                    Chairman, Supervisor and Director,
                                   -------------------                    DeBaptiste Funeral Homes, Inc.;
   73                              Director since 1975                    President, Perry Funeral Homes, Inc.


John A. Featherman, III,           Director since 1985                    Attorney, MacElree Harvey, Gallagher,
                                   -------------------                    Featherman & Sebastian, Ltd.
   59                              Director since 1985

John S. Halsted,                   Director since 1991                    Attorney, Gawthrop, Greenwood & Halsted,
                                   -------------------                    P.C.; Solicitor, County of Chester.
   64                              Director since 1991

J. Carol Hanson,                   Director since 1995                    Executive Director, Barclay Friends Hall
                                   -------------------                    Corporation, a long term care facility.
   50                              Director since 1995


Devere Kauffman,                   Director since 1984                    Former General Partner, Kauffman's, a
                                   -------------------                    department store.
   87                              Director since 1968

David L. Peirce,                   Director since 1984                    Former President and CEO,
                                   -------------------                    Denney-Reyburn Company, a paper
   69                              Director since 1973                    converter.


John B. Waldron,                   Director since 1984                    Associate, Arthur Hall Insurance Group;
                                   -------------------                    Former Owner, John B. Waldon Insurance
   67                              Director since 1981                    Agency.


Charles E. Swope,                  Director, President and CEO since      President, CEO and Chairman of the
   67                              1984; Chairman of the Board since      Corporation and the Bank.
                                   1987
                                   --------------------
                                   Director  since 1972,  President
                                   since 1973, CEO since 1978, Chairman
                                   since 1987

Peter J. D'Angelo,                 N/A.                                   Executive Vice President since 1997;
   52                              ----                                   Senior Vice President --
                                   Executive Vice President since 1997;   Commercial Loan Department and Cashier of
                                   Senior Vice President since 1996.      the Bank since 1996; Vice President since 1996.



David W. Glarner,                  N/A.                                   Senior Vice President -- Mortgage Lending
   47                              ----                                   Department since 1996;
                                   Senior Vice President since 1996.      Vice President since 1983.


James D. Gruver,                   N/A.                                   Senior Vice President --
   51                              ----                                   Operations since 1987.  Resigned from
                                   Senior Vice President since 1987.      office December 31, 1997.

Linda M. Hicks,                    N/A.                                   Senior Vice President -- Financial
   44                              ----                                   Management Services Department since
                                   Senior Vice President since 1998.      1998; Vice President since 1990.



Maryann L. Himes,                  Assistant Secretary since 1984.        Senior Vice President since 1998;
   51                              -------------------------------        Vice President and Assistant to the
                                   Senior Vice President since 1998;      President since 1996;  Assistant to the
                                   Vice  President  and  Assistant        President since 1988.
                                   to President since 1996;
                                   Assistant to President since 1988.


William E. Hughes, Sr.             N/A.                                   Executive Vice President --
   64                              ----                                   Lending since 1996; Senior Vice President
                                   Executive Vice President since 1996;   and Senior Loan Officer since 1984.
                                   Senior Vice President and Senior
                                   Loan Officer since 1984.

Richard W. Kaufmann,               N/A.                                   Senior Vice President -- Commercial Loan
   50                              ----                                   Department since 1998; Vice President
                                   Senior Vice President since 1998.      since 1996.  Vice President of the
                                                                          Philadelphia Business Banking Group of
                                                                          Meridian Bank (1990 to 1995).


Kevin C. Quinn,                    Assistant Treasurer since 1986.        Executive Vice President since 1998;
   43                              ------------------------------         Senior Vice President -- Financial
                                   Executive Vice President since 1998;   Management Services Department since
                                   Senior Vice President since 1990.      1990.

Eric W. Rohrbach,                  N/A.                                   Senior Vice President --
   51                              ----                                   Administration since 1987.
                                   Senior Vice President since 1987.

J. Duncan Smith,                   Treasurer since 1993.                  Treasurer of Corporation since 1993.
   39                              ---------------------
                                   Executive Vice President since 1998;   Executive Vice President since 1998;
                                   Senior Vice President since 1996;      Senior Vice President -- Finance and
                                   Vice President and Comptroller since   Accounting since 1996; Vice President and
                                   1993.                                  Comptroller of the Bank since 1993.  Vice
                                                                          President and Chief Financial Officer of
                                                                          Security First Bank (1988-1993).

William D. Wagenmann, Jr.          N/A.                                   Senior Vice President -- Human Resources
   54                              ---                                    since 1997.  Director of Human
                                   Senior Vice President since 1997.      Resources:  Morgan, Lewis & Bockius (1994
                                                                          to 1997) and Dechert, Price & Rhoads
                                                                          (1991 to 1994).



         There are no family relationships between any director, executive officer or person nominated or chosen by the Corporation to serve as a director or executive officer.

                             EXECUTIVE COMPENSATION

Compensation

         The following table sets forth a summary of compensation paid or accrued by the Corporation for services rendered by the Chief Executive Officer and the four most highly compensated executive officers of the Corporation or the Bank (the "Named Executive Officers") for each of the last three fiscal years:

                           SUMMARY COMPENSATION TABLE

                                         Annual Compensation                         Long Term
                                         -------------------                         ---------

        (A)                 (B)          (C)           (D)              (E)             (F)              (G)
     Name and                                                      Other Annual       Stock           All Other
     Principal                         Salary         Bonus        Compensation       Options       Compensation
     Position              Year          ($)(1)        ($)(2)          ($)(3)          ($)(4)            ($)(5)
     --------              ----         ----           ---             ---             ---               ---

Charles E. Swope,          1997        $288,750       $32,394           --              6,000         $62,111
President, CEO and         1996         275,000        29,059           --              4,000          61,220
Chairman of the            1995         243,853        17,476           --              4,000          67,889
Corp. and the Bank

William E. Hughes,         1997         110,079        12,705           --              3,000          16,694
Sr., Exec. V.P.            1996         104,837        12,449           --              2,000          15,470
and Sr. Loan Officer       1995          99,845         7,937           --              2,000          14,954
of the Bank

James D. Gruver,           1997         104,484        10,638           --              3,000          34,481
Sr. Vice Pres.             1996          99,509        11,876           --              2,000          12,938
of the Bank (6)            1995          94,771         7,589           --              2,000          12,384

Eric W. Rohrbach,          1997         104,484        12,136           --              3,000          13,659
Sr. Vice President         1996          99,509        11,876           --              2,000          13,168
of the Bank                1995          94,771         7,589           --              2,000          12,622

Kevin C. Quinn,            1997          95,000        10,927           --              3,000          11,683
Exec. Vice President       1996          88,200        10,662           --              2,000          11,130
of the Bank                1995          84,000         6,822           --              2,000           6,047

J. Duncan Smith,           1997          91,163        10,779           --              3,000          11,106
Treasurer of the Corp.;    1996          86,822        10,522           --              2,000          10,577
Exec. Vice President       1995          82,688         6,759           --              2,000           7,202
and Comptroller of the
Bank
-----------------------

(1) Amounts shown include cash compensation earned and accrued by the Named Executive Officers as well as amounts earned but deferred at the election of such officers.

(2) Amounts shown are bonuses paid during the specified fiscal year based upon the performance of the Corporation and the Bank for the prior fiscal year. In 1998, Messrs. Swope, Hughes, Gruver, Rohrbach, Quinn and Smith were paid bonuses of $43,313, $11,008, $0, $10,448, $9,500 and $9,116, respectively, based upon the performance of the Corporation and the Bank in 1997.

(3) The value of amounts paid for perquisites and other personal benefits, securities or property paid to any of the Named Executive Officers does not exceed 10% of the total of annual salary and bonus reported for such person.

(4) Amounts shown reflect the number of shares underlying options granted on September 30 of the specified fiscal year pursuant to the Plan. See "Stock Options."

(5) Amounts shown for 1997 include: (i) contributions to a qualified defined contribution plan for the benefit of Messrs. Swope, Hughes, Gruver, Rohrbach, Quinn and Smith of $8,100, $5,390, $5,071, $5,071,
         $4,392 and $4,309, respectively; (ii) contributions to non-qualified, supple-mental retirement plans for the benefit of Mr. Swope, Hughes, Gruver, Rohrbach, Quinn and Smith of $16,388, $3,302, $3,135, $3,135,
         $2,850 and $2,735, respectively; (iii) matching contributions to the 401(k) plan accounts of Messrs. Swope, Hughes, Gruver, Rohrbach, Quinn and Smith of $5,631, $4,594, $3,977, $3,918, $3,600 and $3,456,
         respectively; (iv) payments of $8,082, $3,408, $1,298, $1,535, $831 and
         $606 for Messrs. Swope, Hughes, Gruver, Rohrbach, Quinn and Smith, respectively, pursuant to a retirement life insurance plan; (v) $23,910 for the tax adjusted cost of Mr. Swope's life insurance policy; and
         (vi) $21,000 to Mr. Gruver in connection with his resignation.

(6)      Mr. Gruver resigned from office December 31, 1997.

Stock Options

         The following table sets forth grants of stock options made during the Corporation's fiscal year ended December 31, 1997, to each of the Named Executive Officers of the Corporation:

                        OPTION GRANTS IN LAST FISCAL YEAR

                                                                                         Potential Realizable Value
                                                                                          At Assumed Annual Rates
                                                                                         Of Stock Price Appreciation
                                          Individual Grants                                   For Option Term(1)
                                          -----------------                                   ------------------

                                        % of Total
                          Number of   Options Granted                 Market
                           Options     to Employees     Exercise      Price on   Expiration
Name                       Granted    in Fiscal Year      Price    Date of Grant    Date         5%           10%
----                       -------    --------------     -------   -------------   ------       ----         ----

Charles E. Swope           6,000           11.7%       $ 31.00       $ 31.00      9/30/07   $ 116,974    $ 296,436
William E. Hughes, Sr.     3,000            5.8%         31.00         31.00      9/30/07      58,487      148,218
James D. Gruver            3,000            5.8%         31.00         31.00      9/30/07      58,487      148,218
Eric W. Rohrbach           3,000            5.8%         31.00         31.00      9/30/07      58,487      148,218
Kevin C. Quinn             3,000            5.8%         31.00         31.00      9/30/07      58,487      148,218
J. Duncan Smith            3,000            5.8%         31.00         31.00      9/30/07      58,487      148,218

----------------------

(1)      Assumes the price of the Corporation's Common Stock appreciates at a rate of 5% and 10%, respectively, compounded annually for the ten year term of the options.

Exercise of Options

         The following table sets forth information regarding the exercise of stock options and the value of any unexercised stock options of each of the Named Executive Officers of the Corporation during the fiscal year ended December 31, 1997:

 AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR AND FISCAL YEAR END
                                 OPTION VALUES

                                                           Number of Securities        Value of Unexercised
                                                          Underlying Unexercised      In-the-Money Options at
                        Shares Acquired      Value      Options at Fiscal Year End      Fiscal Year End(1)
Name                      on Exercise      Realized      Vested          Unvested     Vested          Unvested
----                      -----------      --------      ------          --------     ------          --------

Charles E. Swope                 --              --     14,000              --       $117,876            --
William E. Hughes, Sr.        2,000         $24,875      5,000              --         27,562            --
James D. Gruver               4,000          52,938      3,000              --          6,000            --
Eric W. Rohrbach                 --              --      5,000              --         27,562            --
Kevin C. Quinn                   --              --      7,000              --         58,938            --
J. Duncan Smith                  --              --      7,000              --         58,938            --

(1)      Based upon the average bid and asked prices for the Common Stock on December 31, 1997 of $33.00, as
         quoted by F.J. Morrissey & Co., less the exercise price.

Employment Agreement

         Effective January 1, 1998, Mr. Swope, the Corporation and the Bank (collectively referred to in this section as the "Corporation") entered into a new employment agreement (the "Agreement") with the effect of extending the term of a previous employment agreement between Mr. Swope and the Corporation. The Agreement is for a period of ten years, terminating on December 31, 2007, unless terminated earlier in accordance with the Agreement. Pursuant to the Agreement, Mr. Swope will serve as the President and Chief Executive Officer of the Corporation and the Bank in 1998. Mr. Swope's employment thereafter shall be in the same position or at a rank not less than Senior Vice President. As compensation under the Agreement, Mr. Swope receives a salary and benefits as determined by the Board of Directors from time to time, but which may not be materially different from that which he received as of the date of the Agreement. Mr. Swope is also reimbursed for reasonable business expenses and provided with an automobile.

         If the Corporation breaches the Agreement, Mr. Swope may leave the Corporation's employ and have no further liability or obligation under the Agreement and the Corporation will be obligated to continue to pay Mr. Swope the salary and benefits being paid at the time of the breach for the remaining term of the Agreement. Mr. Swope may also terminate the Agreement as of December 31 of any year, upon written notice to the Corporation on or before December lst of such year, and the Corporation shall have no further obligation to pay a salary and benefits to Mr. Swope other than salary and benefits which have accrued but remain unpaid at the termination. The Corporation may terminate the Agreement upon a breach of the Agreement by Mr. Swope which is not cured within 30 days from receipt of notice of such breach or upon his conviction of a crime which is a felony. During the term of the Agreement and for two years thereafter, Mr. Swope may not be employed by any other bank or financial institution doing business in Chester County, Pennsylvania, unless this Agreement is terminated by Mr. Swope due to breach of the Agreement by the Corporation.

Report of the Personnel and Compensation Committee

To:      The Board of Directors

         As members of the Personnel and Compensation Committee and the Stock Option Committee (collectively referred to herein as the "Committee"), it is our duty to administer the Corporation's various employee benefit plans, including its Stock Bonus Plan and Stock Option Plan. In addition, we review the compensation levels of members of management, evaluate the performance of management and consider management succession and related matters. The Committee reviews in detail with the Board of Directors all aspects of compensation for the executive officers of the Corporation and the Bank.

         The Committee is composed of two independent non-employee directors. The Committee is responsible for setting and administering the salaries and the annual bonus plans that govern the compensation paid to all executive officers of the Corporation and the Bank, except that the full Board of Directors is responsible for ratifying the salaries and bonuses paid to the executive officers.

         The compensation policy of the Corporation, which is endorsed by the Committee, is that a substantial portion of the annual compensation of each executive officer relates to and must be contingent upon the individual performance of such executive officer and the contribution of such executive officer to the Corporation and the Bank.

         During 1997 the Committee engaged Grant Thornton, LLP, the independent public accountants for the Corporation, as a compensation consultant, assisting in a survey to insure that executive officers of the Corporation and the Bank were continuing to be compensated in a competitive manner and to fine tune the incentive program.

         Mr. Swope's base salary was set at $288,750 effective January 1, 1997. The perquisites and other benefits received by Mr. Swope that are reported in the Summary Compensation Table in this Proxy Statement are provided pursuant to his rights under an Employment Agreement with the Corporation and the Bank which is described elsewhere in this Proxy Statement. This Employment Agreement was extended by the Board for a period of ten years to terminate on December 31, 2007, unless terminated earlier in accordance with the Employment Agreement.

         The Incentive Plan for 1997 placed emphasis on the Corporation's performance, including, but not limited to, improvement on return on assets, return on equity, loan growth, average deposit growth, and the efficiency ratio. Based upon these factors, the Committee awarded cash bonuses to each executive officer in 1997 equal to 10% of such officer's annual base compensation and to the Chief Executive Officer equal to 15% of such officer's annual base compensation. Mr. Swope's bonus for 1997, which will be payable in 1998, was $43,313. In addition, during 1997, Mr. Swope was granted Stock Options for 6,000 shares of the Corporation's common stock under the 1995 Stock Option Plan, a director's bonus of $1,000, and an executive officer's bonus of $1,000 (after taxes). Mr. Swope continues to provide leadership and vision through his tenure as Chief Executive Officer and his compensation recognizes his ability and dedication to enhance the long-term value of the Corporation.


                                            Personnel and Compensation Committee
                                            David L Peirce, Chairman
                                            John A. Featherman, III

Compensation Committee Interlocks and Insider Participation

         During 1997, the Personnel and Compensation Committee of the Bank consisted of Messrs. Peirce and Featherman. No member of the Compensation Committee is a former or current officer or employee of the Corporation or the Bank. Mr. Featherman is a principal in the law firm of MacElree, Harvey, Gallagher, Featherman & Sebastian, Ltd., which was retained by the Corporation as counsel during 1997 and will be retained again during 1998.

             SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

         Section 16(a) of the Securities Exchange Act of 1934, as amended, requires the Corporation's officers and directors, and persons who own more than ten percent of a registered class of the Corporation's equity securities, to file reports of ownership and changes in ownership with the Securities and Exchange Commission ("SEC"). Officers, directors and greater than ten-percent shareholders are required by SEC regulation to furnish the Corporation with copies of all Section 16(a) forms they file.

         Based solely on review of the copies of such forms furnished to the Corporation, or written representations that no Forms 5 were required, the Corporation believes that, during 1997, all Section 16(a) filing requirements applicable to its officers, directors and greater than ten-percent beneficial owners were timely met.


                 CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

         Some of the directors and executive officers of the Corporation, as well as members of their families and companies with which they are associated, were customers of and had banking transactions with the Bank in the ordinary course of its business during 1997. All loans and commitments to lend money extended to such parties were made on substantially the same terms, including interest rates and collateral, as those prevailing at the time for comparable transactions with other persons. In the opinion of management, the loans and commitments do not involve more than a normal risk of collectibility or present other unfavorable features.

         The law firm of MacElree, Harvey, Gallagher, Featherman & Sebastian, Ltd., of which Mr. Featherman, a director of the Corporation and the Bank, is a principal, was retained by the Corporation and the Bank as counsel during 1997 and will again be retained in 1998.

                          STOCK PRICE PERFORMANCE GRAPH

         The following graph illustrates a five year comparison of cumulative shareholder return on the Common Stock for each of the years ended December 31, 1993, 1994, 1995, 1996 and 1997, for (i) the Corporation, (ii) the NASDAQ Market Value Weighted Index, and (iii) a peer group index. The peer group index consists of Pennsylvania and New Jersey Banks with total assets of between $100 million and $500 million whose stock is traded on the NASDAQ market. The comparison assumes $100 was invested on December 31, 1992, in the Corporation's Common Stock and in each of the foregoing indices and assumes reinvestment of dividends.

[GRAPH OMITTED]

                                          1992        1993         1994        1995        1996         1997
                                          ----        ----         ----        ----        ----         ----

FIRST WEST CHESTER CORP.                  100.00      108.33       112.25      152.04      171.08       249.36
PEER GROUP                                100.00      153.43       159.72      222.10      271.12       501.02
NASDAQ MARKET                             100.00      119.95       125.94      163.35      202.99       248.30


         The historical stock price performance of the Corporation's Common Stock shown on the Stock Price Performance Graph is not necessarily indicative of future price performance.

         The peer group index consists of BCB Financial Services; Broad National Bancorp; Bryn Mawr Bank Corporation; Carnegie Bancorp.; Community Banks, Inc.; First Shenango Corp.; Heritage Bancorp Inc.; Progress Financial Corporation; Raritan Bancorp. Inc.; Royal Bancshares of Pennsylvania; SunBancorp Inc.; TF Financial Corporation; and WVS Financial Corporation.


                     AMENDMENT OF THE 1995 STOCK OPTION PLAN

Description of the Proposed Amendments

         The Corporation's Board of Directors has approved a proposal to make certain amendments to the Corporation's 1995 Stock Option Plan (also referred to as the "Plan") which require the approval of the holders of a majority of the outstanding voting stock of the Corporation. One amendment will increase the maximum number of shares of the Corporation's common stock for which options may be granted under the Plan from 250,000 shares to 403,750 shares, which would be allocated as 331,750 shares available for award to key employees and 72,000 shares available for award to directors. Another amendment would modify the formula by which options are awarded to directors to increase the annual award to each eligible non-employee director from an option to purchase 1,000 shares to an option to purchase 1,500 shares, and award options to purchase 500 shares of the corporation's Common Stock to each eligible non-employee director upon approval of such amendment by the Corporation's stockholders. The following information provides a summary of the Plan as it is proposed to be amended.

Description of the Plan

         The purpose of the Plan is to provide additional incentive to key employees and directors to enter into or remain in the employ or service of the Corporation or the Bank. The Plan is divided into two parts: (i) the "Key Employee Plan" and (ii) the "Director Plan." The Plan provides for up to 403,750 shares of Common Stock to be issued pursuant to the exercise of options granted under the terms of the Plan. Of the 403,750 shares which may be issued under the Plan, 331,750 shares are reserved for issuance under the Key Employee Plan and 72,000 shares are reserved for issuance under the Director Plan. Since the
Plan's inception, the Corporation has awarded options to purchase 126,500 shares, 93,500 under the Key Employee Plan and 33,000 under the Director Plan.

         The Key Employee Plan is administered by the Stock Option Committee of the Board of Directors of the Corporation. Currently, the members of the Stock Option Committee are Messrs. Peirce and Featherman. Under the Key Employee Plan, options are granted to key employees of the Corporation and the Bank as follows:
(i) options to purchase up to 221,750 shares of Common Stock may be granted to key employees of the Corporation or the Bank at such times and in such amounts and on such terms and conditions as determined by the Stock Option Committee pursuant to the terms of the Plan, and (ii) options to purchase up to 110,000 shares of Common Stock will be granted to the executive officers of the Bank and Corporation who are in the employ of the Bank or Corporation on any of five annual grant dates through September 30, 1999 (each a "Grant Date"). On each Grant Date, the President of the Corporation shall receive options to purchase 4,000 shares of Common Stock and each of the other executive officers then holding office shall receive options to purchase such number of shares of Common Stock equal to 18,000 divided by the then current number of executive officers. Presently, the Corporation has eleven executive officers.

         The Director Plan provides for the automatic award of options to each non-employee director who is serving as such on a Grant Date (the "Annual Director Options"). The options awarded on any Grant Date will entitle the holder to purchase 1,500 shares of Common Stock, unless the number of non-employee directors on such Grant Date exceeds 11, in which case each non-employee director will receive an option for that number of shares equal to 16,500 divided by the number of non-employee directors. If a director is serving on the Board of both the Corporation and the Bank, such director is only eligible for a grant of options under the Director Plan as a director of the Corporation. The Director Plan is administered by the Board of Directors.

         The exercise price for each share of Common Stock purchased pursuant to an option granted under the Plan shall be at least equal to the "Fair Market Value" of a share of Common Stock on the Grant Date for such option. If available, the "Fair Market Value" shall be the mean between the highest bid price and lowest asked priced last quoted by the then current market makers of the Common Stock on the Grant Date or the immediately preceding business day if the Grant Date is not a business day. If no such bid and asked price is available, then the fair market value shall be determined by the Stock Option Committee in good faith, in the case of an option granted under the Key Employee Plan or shall be the mean between the most recent highest bid price and lowest asked price last quoted by the market makers of the Common Stock, in the case of an option granted under the Director Plan.

         No option may be granted under the Plan after September 17, 2005. No option may be exercised prior to six months following the Grant Date. Each option granted expires on the earlier of (a) the tenth anniversary of its Grant Date, (b) in the case of an incentive stock option, five years after the Grant Date if the Optionee beneficially owns shares possessing more than ten percent (10%) of the total combined voting power of all classes of stock of the Corporation or the Bank, (c) the date set by the Board of Directors of the Corporation as an accelerated expiration date after a finding by such Board that the options materially adversely affect the Corporation (or may in the future), or in the case of incentive stock options, where there has been a "change in control" (as defined in the Plan) in the Corporation, (d) either three months or one year (depending upon the Grant Date) following termination of the Optionee's employ or service with the Corporation or Bank for any reason other than for cause (for an option granted under the Key Employee Plan), or (e) in the case of an option granted under the Key Employee Plan, immediately upon the determination by the Stock Option Committee that an employee has been terminated for cause.

         During an Optionee's lifetime, such option may only be exercised by the Optionee. No option granted under the Plan may be transferred except by will or by the laws of descent and distribution, except that nonqualified options may be transferred by an Optionee pursuant to a qualified domestic relations order as defined in the Internal Revenue Code or Title I of ERISA.

         The options granted under the Key Employee Plan are intended to be "incentive stock options" in accordance with Section 422 of the Internal Revenue Code (each, an "ISO") if exercised prior to the date which is three months after termination of employment. The Stock Option Committee may designate any grant as a "nonqualified stock option" ("NQSO") in its discretion. Options granted under the Director Plan are NQSOs.

Effect of Proposed Amendments

         The effect of the proposed amendments will be (i) to increase the number of shares of stock which may be issued upon exercise of options which the administrators of the Plan are authorized to award in the future, from 250,000 shares to 403,750 shares, which includes increases of 136,750 shares allocated to the Key Employee Plan and 17,000 shares allocated to the Director Plan; (ii) to award options to purchase 500 shares of stock to each incumbent director upon approval of the amendments (the "Additional Options"); and (iii) to increase the number of shares of stock subject to the Annual Director Options which will be awarded on the Grant Dates in 1998 and 1999, from 1,000 shares to 1,500 shares, on each such Grant Date.

         Set forth below is a table showing the increase in the potential realizable value of benefits that will be received in 1998 by the non-executive directors, Named Executive Officers and other officers of the Corporation or Bank pursuant to (i) the Additional Options and (ii) the increased number of Annual Director Options which would be awarded in 1998 if the amendments to the Plan are adopted.

                                                                     Increase In Potential Realizable Value
                                                                     At Assumed Annual Rates
                                                 Number of           Of Stock Price Appreciation
Name and Position                                Option Shares       For Option Term(1)
-----------------                                -------------       ------------------
                                                                      5%               10%
                                                                      --               ---

Non-Executive Director
    Group                                              11,000       $214,452          $543,466
Named Executive Officers                                   (2)           (2)               (2)
Executive Officer Group                                    (2)           (2)               (2)
Non-Executive Officer
    Employee Group                                         (2)           (2)               (2)
--------------------

(1) The increase in potential realizable value assumes that (i) each of eleven non-executive directors receive an Additional Option to purchase 500 shares and an additional Annual Director Option to purchase 500 shares, each with an exercise price of $31.00; and (ii) the price of the Corporation's Common Stock appreciates at a rate of 5% and 10%, respectively, compounded annually for the ten year term of the option.

(2) It is not possible to meaningfully estimate the value of the benefits which may be awarded under the Plan attributable to the additional 136,750 shares which may be issued pursuant to options which may be awarded to key employees in the future, because the amounts, timing and recipients of such awards are subject to the discretion of the administrators of the Plan.

Federal Income Tax Consequences

         The following is a brief description of the federal income tax consequences, under present tax laws, of options granted under the 1995 Stock Option Plan.

         Incentive Stock Options. There is no immediate federal income tax consequence to either an Optionee or the Corporation upon the grant of an ISO. An Optionee will not have to recognize any income upon the exercise of an ISO, and the Corporation will not be allowed any deduction, as long as the Optionee does not dispose of the Shares within two years from the date the ISO was granted or within one year from the date the Shares were transferred to the Optionee (the "Holding Period Requirement"). Upon a sale of the Shares after meeting the Holding Period Requirement, an Optionee will recognize a capital gain (or loss) measured by the excess (or deficit) of the amount realized from such sale over the option price of such Shares, but no deduction will be allowed to the Corporation. Due to changes made by the Taxpayer Relief Act of 1997, if Shares are sold after July 28, 1997, any capital gain recognized by an Optionee from a sale of Shares will be taxed at a maximum rate of 20% if the Shares were held for more than 18 months, or a maximum rate of 28%, if the shares were held for at least one year, but not more than 18 months.

         If an Optionee disposes of Shares before the Holding Period Requirement is satisfied, the Optionee will recognize ordinary income in the year of disposition, and the Corporation will be entitled to a corresponding deduction, in an amount equal to the lesser of (a) the excess of the fair market value of the Shares on the date of exercise over the option price of the Shares or (b) the excess of the amount realized from such disposition over the option price of the Shares. Where Shares are sold before the Holding Period Requirement is satisfied, an Optionee will also recognize a short-term capital gain to the extent that the amount realized from the disposition of the Shares exceeded the fair market value of the Shares on the date of exercise.

         An Optionee may under certain circumstances be permitted to pay all or a portion of the option price of an ISO by delivering common stock of the Corporation held for more than one year. If the common stock delivered by an Optionee as payment of the option price was acquired through a prior exercise of an ISO or an option granted under an employee stock purchase plan, and if the holding period requirements applicable to such common stock have not yet been met, the delivery of such common stock to the Corporation could be treated as a taxable sale or disposition of such stock. In general, where an Optionee pays the option price of an ISO by delivering common stock of the Corporation, the Optionee will have a zero tax basis in the Shares received that are in excess of the number of shares of common stock delivered in payment of the option price. Optionees should consult their personal tax advisors before using common stock of the Corporation to pay all or a portion of the option price of an option granted under the Plan.

         For alternative minimum tax purposes, regardless of whether an Optionee satisfies the Holding Period Requirement, the excess of the fair market value of the Shares on the exercise date over the option price will be treated as a positive adjustment to the Optionee's alternative minimum taxable income for the year the ISO is exercised. If the Shares are disposed of in the year the ISO was exercised, however, the positive adjustment taken into account for alternative minimum tax purposes will not exceed the gain realized on such sale. Exercise of an ISO may thus result in liability for alternative minimum tax.

         Non-qualified Stock Options. There is no federal income tax consequence to either an Optionee or the Corporation upon the grant of an NQSO. Upon the exercise of an NQSO, the Optionee will recognize ordinary compensation income in an amount equal to the excess of the Fair Market Value of each Share on the date of exercise over the option price, and the Corporation will be entitled to a federal income tax deduction of the same amount. An Optionee's tax basis in Shares acquired upon exercise of an NQSO will equal the fair market value of such Shares on the date of exercise, and any subsequent gain or loss from the sale of such Shares will be a short-term, mid-term or long-term capital gain or loss, depending upon the holding period of such Shares.

         If an Optionee pays the option price of a NQSO by surrendering shares of common stock held by the Optionee for at least one year then, to the extent the Shares received upon exercise of the option do not exceed the number of shares delivered, the Optionee will be treated as making a tax-free exchange of stock and the new Shares received will have the same tax basis and holding period as the shares given up. In such case, the Optionee will recognize ordinary compensation income in an amount equal to the fair market value of the Shares received in excess of the shares delivered in payment of the option price. The basis of such additional Shares will equal their fair market value on the date the option was exercised.

Recommendation of the Board of Directors

         Approval of the proposed amendments to the Plan requires the affirmative votes of the holders of a majority of the outstanding shares of Common Stock entitled to vote at the 1998 Annual Meeting. Abstentions will have the same effect on the outcome of such vote as a "no" vote. If a broker that is a record holder of Common Stock does not return a signed proxy, the shares of Common Stock represented by such proxy will not be considered present at the Annual Meeting and, therefore, will not be counted towards a quorum and will not be voted.

         The Board of Directors recommends that the shareholders vote FOR the approval of the amendment of the Plan as described in this Proxy Statement.


                         RATIFICATION OF APPOINTMENT OF
                         INDEPENDENT PUBLIC ACCOUNTANTS

         The Board of Directors has appointed the firm of Grant Thornton, LLP as independent public accountants for the year ending December 31, 1998. This appointment will be submitted to the shareholders for ratification at the 1998 Annual Meeting.

         The submission of the appointment of Grant Thornton, LLP for ratification by the shareholders is not required by law or by the Bylaws of the Corporation. The Board of Directors is nevertheless submitting it to the shareholders to ascertain their views. If the shareholders do not ratify the appointment, the selection of other independent public accountants will be considered by the Board of Directors.

         A representative of Grant Thornton, LLP is expected to be present at the Annual Meeting to respond to appropriate questions and will have the opportunity to make a statement if he so desires.

Recommendation of the Board of Directors

         The Board of Directors recommends that the shareholders vote FOR the ratification of Grant Thornton, LLP as the Corporation's independent public accountants for the year ending December 31, 1998.

                                  OTHER MATTERS

         No other matters requiring a vote of the shareholders are expected to come before the Annual Meeting. However, if other matters should properly come before the Annual Meeting, it is the intention of the persons named in the enclosed proxy to vote in accordance with their best judgment on such matters.

                              SHAREHOLDER PROPOSALS

         Proposals by shareholders intended to be presented at the next Annual Meeting of Shareholders of the Corporation must be received by the Corporation at its executive offices at 9 North High Street, West Chester, Pennsylvania 19380, on or before October 28, 1998, to be included in the Corporation's Proxy Statement and form of proxy for the 1999 annual meeting.

                            EXPENSES OF SOLICITATION

         The Corporation will bear the entire cost of soliciting proxies for the Annual Meeting. In addition to the use of the mails, proxies may be solicited by personal interview, telephone and telegram by the Corporation's directors, officers and employees. Arrangements may also be made with brokerage houses and other custodians, nominees and fiduciaries for forwarding proxy materials to beneficial owners of shares held of record by such persons, and the Corporation may reimburse such custodians, nominees and fiduciaries for reasonable out-of-pocket expenses incurred by them in connection therewith.

                             ADDITIONAL INFORMATION

         THE CORPORATION WILL PROVIDE TO EACH PERSON SOLICITED, WITHOUT CHARGE EXCEPT FOR EXHIBITS, UPON REQUEST IN WRITING, A COPY OF ITS ANNUAL REPORT ON FORM 10-K, INCLUDING THE FINANCIAL STATEMENTS AND FINANCIAL STATEMENT SCHEDULES. SUCH REPORT WILL BE FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON OR ABOUT MARCH 30, 1998. REQUESTS SHOULD BE DIRECTED TO MR. JOHN STODDART, SHAREHOLDER RELATIONS OFFICER, FIRST WEST CHESTER CORPORATION, 9 NORTH HIGH STREET, WEST CHESTER, PENNSYLVANIA 19380.

                                              By Order of the Board of Directors



                                              Edward J. Cotter, Secretary

West Chester, Pennsylvania
February 25, 1998

                         APPENDIX A


PROXY                                                                     PROXY
                         FIRST WEST CHESTER CORPORATION

                 ANNUAL MEETING OF SHAREHOLDERS, MARCH 17, 1998

                      THIS PROXY IS SOLICITED ON BEHALF OF
                      THE CORPORATION'S BOARD OF DIRECTORS

         The undersigned hereby appoints Thomas R. Butler and N. Harlan Slack, III, and each of them, jointly and severally, Proxies, with full power of substitution, to vote, as designated below, all shares of Common Stock of First West Chester Corporation held of record by the undersigned on February 3, 1998, at the 1998 Annual Meeting of Shareholders to be held on March 17, 1998, or any adjournment thereof.

         THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" (1) THE ELECTION OF THE NOMINEES TO SERVES AS CLASS II DIRECTORS, (2) THE APPROVAL OF THE AMENDMENTS TO THE CORPORATION'S 1995 STOCK OPTION PLAN AND (3) THE RATIFICATION OF THE APPOINTMENT OF GRANT THORNTON, LLP AS THE CORPORATION'S INDEPENDENT PUBLIC ACCOUNTANTS.

         THE SHARES REPRESENTED BY THIS PROXY WILL BE VOTED AS SPECIFIED BELOW. IF NO DIRECTION IS GIVEN IN THE SPACE PROVIDED BELOW, THIS PROXY WILL BE VOTED "FOR" ITEMS 1, 2, 3 AND 4.

1.   ELECTION OF FOUR CLASS II DIRECTORS (Term to expire in 2001)

     FOR all nominees listed below            WITHHOLD AUTHORITY to vote
     (except as marked to the            for all nominees listed below   o
      contrary below)    o

     (INSTRUCTION: To withhold authority to vote for any individual nominee, strike a line through the nominee's name in the list below.)

      M. ROBERT CLARKE, EDWARD J. COTTER, DAVID L. PEIRCE, CHARLES E. SWOPE

2. APPROVAL OF CERTAIN AMENDMENTS TO THE CORPORATION'S 1995 STOCK OPTION PLAN AS DESCRIBED IN THE PROXY STATEMENT.

          o      FOR             o      ABSTAIN                 o      AGAINST

3. PROPOSAL TO RATIFY THE APPOINTMENT OF GRANT THORNTON, LLP as the independent public accountants of the Corporation for the year ending December 31, 1998.

          o      FOR             o      ABSTAIN                 o      AGAINST

4. In their discretion, the proxies are authorized to vote upon such other business as may properly come before the meeting or any adjournment thereof and matters incident to the conduct of the meeting.

         Please sign exactly as the name appears below. When shares are held by joint tenants, both should sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such. If a corporation, please sign in full corporate name by President or other authorized officer and affix corporate seal. If a partnership, please sign in partnership name by general partner.


DATED:_________________________, 1998            _________________________(SEAL)
                                                           Signature

                                                 _________________________(SEAL)
                                                    Signature if held jointly




                  PLEASE MARK, SIGN, DATE AND RETURN THIS PROXY
                      PROMPTLY USING THE ENCLOSED ENVELOPE.

                                   APPENDIX B

                         FIRST WEST CHESTER CORPORATION
                              AMENDED AND RESTATED
                             1995 STOCK OPTION PLAN


1.          Purpose.
            -------

           (a) Additional Incentive. The Plan is intended as an additional incentive to key employees and members of the Board of Directors (together, the "Optionees") to enter into or remain in the service or employ of First West Chester Corporation, a Pennsylvania corporation (the "Company") or its subsidiary, The First National Bank of West Chester (the "Bank"), and to devote themselves to the Company's success by providing them with an opportunity to acquire or increase their proprietary interest in the Company through receipt of rights (the "Options") to acquire the Company's Common Stock, par value $1.00 per share (the "Common Stock").

           (b) Two-Part Plan. The Plan shall be divided into two sub-plans: the "Key Employee Plan" and the "Director Plan". All provisions hereunder which refer to the "Plan" shall apply to each of the Key Employee Plan and the Director Plan.

           (c) Incentive Stock Option. Each Option granted under the Key Employee Plan is intended to be an incentive stock option ("ISO") within the meaning of section 422(b) of the Internal Revenue Code of 1986, as amended (the "Code"), for federal income tax purposes, except to the extent (i) any such ISO grant would exceed the limitation of subsection 4(a) below, or (ii) any Option is specifically designated at the time of grant (the "Grant Date") as not being an ISO (an Option which is not an ISO, and therefore is a nonqualified option, is referred to herein as an "NQSO"). No Option granted to a person who is not an employee of the Company or the Bank on the Grant Date shall be an ISO.

2.          Option Shares.
            -------------
           (a) Aggregate Maximum Number. The aggregate maximum number of shares of the Common Stock for which Options may be granted under the Plan is 403,750 shares (the "Option Shares"), which number is subject to adjustment as provided in Section 7. Option Shares shall be issued from authorized and unissued Common Stock or Common Stock held in or hereafter acquired for the treasury of the Company. If any outstanding Option granted under the Plan expires, lapses or is terminated for any reason, the Option Shares allocable to the unexercised portion of such Option may again be the subject of an Option granted pursuant to the Plan.

           (b) Allocation of Option Shares. Of the 403,750 Option Shares, 331,750 Option Shares (the "Employee Option Shares") shall be reserved for issuance to key employees of the Company and the Bank under the Key Employee Plan and the remaining 72,000 Option Shares shall be reserved for issuance to non-employee Directors of the Company or the Bank under the Director Plan.

           (c) Key Employee Plan Options. Options granted under the Key Employee Plan may be either ISOs or NQSOs. Under the Key Employee Plan, Options to purchase up to 221,750 Employee Option Shares (and any Employee Option Shares not required for issuance under Options granted in accordance with the schedule set forth below) shall be granted to key employees at such times in such amounts and on such terms and conditions as determined by the Committee (as defined below), in accordance with the terms of the Plan. Options to purchase up to 110,000 Employee Option Shares shall be granted to key employees in accordance with the following schedule:

                                   Grant Dates
                                   -----------
                           September        September         September         September        September
                           18,              30,               30,               30,              30,
Key Employee               1995             1996              1997              1998             1999
------------               ----             ----              ----              ----             ----

President                  4,000            4,000             4,000             4,000            4,000
                           Option           Option            Option            Option           Option
                           Shares           Shares            Shares            Shares           Shares

Each of 9 Other
Executive Officers*        2,000            2,000             2,000             2,000            2,000
                           Option           Option            Option            Option           Option
                           Shares           Shares            Shares            Shares           Shares

         *Should the number of Executive Officers (other than the President) increase during the Term of the Plan as of any of the foregoing Grant Dates, the Option granted to each Executive Officer as of such Grant Date shall cover that number of Employee Option Shares determined by dividing 18,000 by the number of Executive Officers (not including the President). Should the number of Executive Officers decrease during the Term of the Plan as of any of the foregoing Grant Dates, then the number of Option Shares to be purchased through an Option grant by each remaining Executive Officer shall not change. Any ungranted Options resulting from such decrease shall be granted to key employees as Employee Option Shares at such times in such amounts and on such terms and conditions as determined by the Committee, in accordance with the terms of the Key Employee Plan.


           (d) Director Plan Options. . Options granted under the Director Plan shall be NQSOs. Under the Director Plan, each person serving as a Director of the Company or the Bank on the Grant Date and who is not also a key or other employee of any of such entities shall be awarded (i) an Option to purchase 1,000 Option Shares on each of the following dates: September 18, 1995, September 30, 1996 and September 30, 1997, (ii) an Option to purchase 500 Option Shares on March 17, 1998, and (iii) an Option to purchase 1,500 Option Shares on each of the following dates: September 30, 1998 and September 30, 1999, each at the Option Price defined below. If a Director is serving on the Board of the Company and the Bank at the time of the grant of any Option under the Director Plan, then such Director shall only be eligible for a grant of Options under the Director Plan as a Director of the Company. Should the number of Directors eligible for the Director Plan decrease during the Term of the Plan, the number of Option Shares granted to each remaining Director shall not change. Any ungranted Option Shares resulting from such decrease shall be reserved for future grant under the Director Plan should the number of Directors increase. Should the number of Directors increase during the Term of the Plan, then the Options covering the aggregate number of Option Shares to be distributed on an annual basis shall be divided equally among such increased number of Directors. Options granted under the Director Plan shall be substantially in the form of the Option attached hereto as Exhibit "A".

3. Term of Plan.
   ------------

The Plan shall commence on September 18, 1995, but shall terminate unless the Plan is approved by the stockholders of the Company within twelve months of such date as set forth in Section 422(b)(1) of the Code. Any Options granted pursuant to the Plan prior to Plan approval by the stockholders of the Company shall be subject to such approval and, notwithstanding anything to the contrary herein or in any Option Document (as defined below), shall not be exercisable until such approval is obtained. No Option may be granted under the Plan after September 17, 2005.

4. Terms and Conditions of Options.
   -------------------------------

Options granted pursuant to the Plan shall be evidenced by written documents substantially in the forms attached hereto as Exhibit "A" or, in the case of the Key Employee Plan, as the Committee shall from time to time approve, subject to
(a) the following terms and conditions and (b) any other terms and conditions (including vesting schedules for the exercisability of Options) which the Committee shall from time to time provide which are not inconsistent with the terms of the Plan (collectively, the "Option Documents").

           (a) Number of Option Shares. Each Option Document shall state the number of Option Shares to which it pertains. In the event that the aggregate fair market value of Option Shares with respect to which ISOs are exercisable for the first time by an Optionee during any calendar year (determined as of the date the ISO is granted) and any options granted under other incentive stock option plans of the Company or the Bank exceed $100,000, the portion of such options in excess of $100,000 shall be treated as options which are not ISOs in accordance with Section 422(d) of the Code.

           (b) Option Price. Each Option Document shall state the price at which an Option Share may be purchased (the "Option Price"), which shall be at least 100% of the "fair market value" of a share of the Common Stock on the date the Option is granted. If available, the "fair market value" shall be the mean between the highest bid price and lowest asked price last quoted by the then current market maker(s) in the Company's Common Stock (the "Market Maker(s)"), on the Grant Date or the immediately preceding business day if the Grant Date is not a business day. If no such bid and asked price is available, the fair market value shall be determined by the Committee in good faith in the case of the Key Employee Plan or shall be the mean between the most recent highest bid price and lowest asked price last quoted by the Market Maker(s) in the case of the Director Plan. If an ISO is granted to an Optionee who then owns, directly or by attribution under Section 424(d) of the Code, shares possessing more than ten percent (10%) of the total combined voting power of all classes of stock of the Company or the Bank, then the Option Price shall be at least One Hundred and Ten Percent (110%) of the fair market value of the Option Shares on the date the Option is granted.

           (c) Medium of Payment. An Optionee shall pay for Options Shares (i) in cash, (ii) by bank check payable to the order of the Company or (iii) by such other mode of payment as the Committee may approve, including payment through a broker in accordance with procedures permitted by Regulation T of the Federal Reserve Board. Furthermore, the Committee may provide in an Option Document that payment may be made in whole or in part in shares of the Common Stock held by the Optionee for more than one year. If payment is made in whole or in part in shares of the Common Stock, then the Optionee shall deliver to the Company certificates registered in the name of such Optionee representing shares of Common Stock legally and beneficially owned by such Optionee, free of all liens, claims and encumbrances of every kind and having a fair market value on the date of delivery of such notice that is not less than the Option Price of the Option Shares with respect to which such Option is to be exercised, accompanied by stock powers duly endorsed in blank by the record holder of the shares represented by such certificates. In the event that certificates for shares of the Company's Common Stock delivered to the Company represent a number of shares in excess of the number of shares required to make payment for the Option Price of the Option Shares (or the relevant portion thereof) with respect to which such Option is to be exercised by payment in shares of Common Stock, the stock certificate issued to the Optionee shall represent the Option Shares in respect of which payment is made and such excess number of shares. Notwithstanding the foregoing, the Board of Directors, in its sole discretion, may refuse to accept shares of Common Stock in payment of the Option Price. In that event, any certificates representing shares of Common Stock which were delivered to the Company shall be returned to the Optionee with notice of the refusal of the Board of Directors to accept such shares in payment of the Option Price. The Board of Directors may impose such limitations or prohibitions on the use of shares of the Common Stock to exercise an Option as it deems appropriate, subject to the provisions of the Plan.

           (d) Termination of Options. Each Option shall expire on the tenth anniversary of its Grant Date. Notwithstanding the foregoing, no Option shall be exercisable after the first to occur of the following:

                (i) In the case of an ISO, five years from the date of grant if, on such date the Optionee owns, directly or by attribution under Section 424(d) of the Code, shares possessing more than ten percent (10%) of the total combined voting power of all classes of stock of the Company or the Bank);

                (ii) The date set by the Board of Directors of the Company to be an accelerated expiration date after a finding by the Board of Directors of the Company that a change in the financial accounting treatment for Options from that in effect on the date the Plan was adopted materially adversely affects or, in the determination of such Board of Directors, may materially adversely affect in the foreseeable future, the Company and/or the Bank, provided such Board of Directors may take whatever other action, including acceleration of any exercise provisions, it deems necessary should it make the determination referred to hereinabove;

                (iii) Expiration of one year from the date the Optionee's employment or service with the Company or the Bank terminates for any reason other than circumstances described by Subsection (d)(v), below;

                (iv) In the case of an Option granted under the Key Employee Plan, the Committee can accelerate the expiration date in the event of a "Change in Control" (as defined in Subsection 4(e) below), provided an Optionee who holds an Option is given written notice at least thirty (30) days before the date so fixed; or

                (v) In the case of an Option granted under the Key Employee Plan, a finding by the Committee, after full consideration of the facts presented on behalf of both the Company and the Optionee, that the Optionee has been discharged from employment with the Company or the Bank for Cause. For purposes of this Section, "Cause" shall mean: (A) a breach by Optionee of his employment agreement with the Company or the Bank, (B) a breach of Optionee's duty of loyalty to the Company or the Bank, including without limitation any act of dishonesty, embezzlement or fraud with respect to the Company or the Bank,
(C) the commission by Optionee of a felony, a crime involving moral turpitude or other act causing material harm to the Company's or the Bank's standing and reputation, (D) Optionee's continued failure to perform his duties to the Company or the Bank or (E) unauthorized disclosure of trade secrets or other confidential information belonging to the Company or the Bank. In the event of a finding that the Optionee has been discharged for Cause, in addition to immediate termination of the Option, the Optionee shall automatically forfeit all Option Shares for which the Company has not yet delivered the share certificates upon refund of the Option Price.

           (e) Change of Control. In the event of a Change in Control (as defined below), the Committee may take whatever action with respect to the Options outstanding under the Key Employee Plan it deems necessary or desirable, including, without limitation, accelerating the expiration or termination date in the respective Option Documents to a date no earlier than thirty (30) days after notice of such acceleration is given to the Optionee. A "Change of Control" shall be deemed to have occurred upon the earliest to occur of the following events:

                (i) The date the stockholders of the Company (or the Board of Directors, if stockholder action is not required) approve a plan or other arrangement pursuant to which the Company will be dissolved or liquidated;

                (ii) the date the stockholders of the Company (or the Board of Directors, if stockholder action is not required) approve a definitive agreement to sell or otherwise dispose of all or substantially all of the assets of the Company;

                (iii) the date the stockholders of the Company (or the Board of Directors, if stockholder action is not required) and the stockholders of the other constituent corporation (or its board of directors if stockholder action is not required) have approved a definitive agreement to merge or consolidate the Company with or into such other corporation, other than, in either case, a merger or consolidation of the Company in which holders of shares of the Common Stock immediately prior to the merger or consolidation will hold at least a majority of the ownership of common stock of the surviving corporation (and, if one class of common stock is not the only class of voting securities entitled to vote on the election of directors of the surviving corporation, a majority of the voting power of the surviving corporation's voting securities) immediately after the merger or consolidation, which common stock (and, if applicable, voting securities) is to be held in the same proportion as such holders' ownership of Common Stock immediately before the merger or consolidation;

                (iv) the date any entity, person or group, (within the meaning of Section 13(d)(3) or Section 14(d)(2) of the Securities and Exchange Act of 1934, as amended (the "Exchange Act")), other than (A) the Company or any of its subsidiaries or any employee benefit plan (or related trust) sponsored or maintained by the Company or any of its subsidiaries or (B) any person who, on the date the Plan is approved by the stockholders, shall have been the beneficial owner of at least twenty percent (20%) of the outstanding Common Stock, shall have become the beneficial owner of, or shall have obtained voting control over, more than fifty percent (50%) of the outstanding shares of the Common Stock; or

                (v) the first day after the date this Plan is approved by the stockholders when directors are elected so that a majority of the Board of Directors shall have been members of the Board of Directors for less than twenty-four (24) months, unless the nomination for election of each new director who was not a director at the beginning of such twenty-four (24) month period was approved by a vote of at least two-thirds of the directors then still in office who were directors at the beginning of such period.

           (f) Transfers. No ISO granted under the Plan may be transferred, except by will or by the laws of descent and distribution. During the lifetime of the person to whom an ISO is granted, such Option may be exercised only by him. No Nonqualified Option under the Plan may be transferred, except by will or by the laws of descent and distribution or pursuant to a qualified domestic relations order as defined by the Code or Title I of the Employee Retirement Income Security Act, or the rules thereunder.

           (g) Other Provisions. For Options granted pursuant to the Key Employee Plan, the Option Documents shall contain such other provisions including, without limitation, additional restrictions upon the exercise of the Option or additional limitations upon the term of the Option, as the Committee shall deem advisable.

           (h)  Amendment.
                (i) With respect to Options granted under the Key Employee Plan, and subject to the provisions of the Plan, the Committee shall have the right to amend Option Documents issued to such Optionee, subject to the Optionee's consent if such amendment is not favorable to the Optionee, except that the consent of the Optionee shall not be required for any amendment made under Subsection 4(e) above.

                (ii) With respect to Options granted under the Director Plan, and subject to the provisions of the Plan, the Board of Directors of the Company shall have the right to amend Option Documents issued to such Optionee, subject to the Optionee's consent if such amendment is not favorable to the Optionee, except that the consent of the Optionee shall not be required for any amendment made under Subsection 4(e) above.

5.          Administration.
            --------------
           (a) Director Plan. The grant of Options pursuant to the Director Plan will be pursuant to the formula as set forth in Section 2(d) above. The Board of Directors of the Company may make such interpretation and construction of the Director Plan as necessary from time to time in its sole discretion, such interpretation and construction of the Director Plan to be final, binding and conclusive.

           (b) Key Employee Plan. With respect to the Key Employee Plan, the Board of Directors shall appoint a Stock Option Committee composed of two or more of its directors to operate and administer the Key Employee Plan. The Stock Option Committee is referred to herein as the "Committee."

           (c) Meetings. The Committee shall hold meetings at such times and places as it may determine. Acts approved at a meeting by a majority of the members of the Committee or acts approved in writing by the unanimous consent of the members of the Committee shall be the valid acts of the Committee.

           (d) Discretion of Committee. The Committee shall from time to time at its discretion grant Options pursuant to the terms of the Key Employee Plan, except as otherwise provided in Section 2(c) herein. Except as otherwise provided in Section 2(c) herein, the Committee shall have plenary authority to determine the Optionees to whom and the times at which Options shall be granted, the number of Option Shares to be covered by such Options and the price and other terms and conditions thereof, including a specification with respect to whether an Option is intended to be an ISO, subject, however, to the express provisions of the Key Employee Plan and compliance with Rule 16b-3(d) of the Exchange Act. In making such determinations the Committee may take into account the nature of the Optionee's services and responsibilities, the Optionee's present and potential contribution to the Company's success and such other factors as it may deem relevant. The interpretation and construction by the Committee of any provision of the Key Employee Plan or of any Option granted under it shall be final, binding and conclusive.

           (e) No Liability. No member of the Board of Directors or the Committee shall be personally liable for any action or determination made in good faith with respect to the Key Employee Plan, the Director Plan or any Option thereunder. No member of the Committee shall be liable for any act or omission of any other member of the Committee or for any act or omission on his own part, including but not limited to the exercise of any power and discretion given to him under the Key Employee Plan, except those resulting from (i) any breach of such member's duty of loyalty to the Company or its stockholders, (ii) acts or omissions not in good faith or involving intentional misconduct or a knowing violation of law or (iii) any transaction from which the member derived an improper personal benefit.

           (f) Indemnification. In addition to such other rights of indemnification as he may have as a member of the Board of Directors or the Committee, and with respect to the administration of the Plan and the granting of Options under it, each member of the Board of Directors and of the Committee shall be entitled without further action on his part to be indemnified by the Company for all expenses (including but not limited to reasonable attorneys' fees and expenses, the amount of judgment and the amount of approved settlements made with a view to the curtailment of costs of litigation, other than amounts paid to the Company itself) reasonably incurred by him in connection with or arising out of any action, suit or proceeding with respect to the administration of the Plan or the granting of Options under it in which he may be involved by reason of his being or having been a member of the Board of Directors or the Committee, whether or not he continues to be such member of the Board of Directors or the Committee at the time of the incurring of such expenses; provided, however, that such indemnity shall not include any expenses incurred by such member of the Board of Directors or Committee: (i) in respect of matters as to which he shall be finally adjudged in such action, suit or proceeding to have been guilty of gross negligence or willful misconduct in the performance of his duties as a member of the Board of Directors or the Committee; or (ii) in respect of any matter in which any settlement is effected in an amount in excess of the amount approved by the Company on the advice of its legal counsel; and provided further that no right of indemnification under the provisions set forth herein shall be available to or accessible by any such member of the Committee or the Board of Directors unless within five (5) days after institution of any such action, suit or proceeding he shall have offered the Company in writing the opportunity to handle and defend such action, suit or proceeding at its own expense. The foregoing right of indemnification shall inure to the benefit of the heirs, executors or administrators of each such member of the Board of Directors or the Committee and shall be in addition to all other rights to which such member of the Board of Directors or the Committee would be entitled to as a matter of law, contract or otherwise.

6.          Exercise.
            --------
           (a) No Exercise Within Six Months. No Option shall be exercisable prior to the date which is at least six months after the Grant Date.

           (b) Notice. No Option shall be deemed to have been exercised prior to the receipt by the Company of written notice of such exercise and of payment in full of the Option Price for the Option Shares to be purchased. Each such notice shall specify the number of Option Shares to be purchased and shall satisfy the securities law requirements set forth in this Section 6.

           (c) Restricted Stock. Each exercise notice shall (unless the Option Shares are covered by a then current registration statement or a Notification under Regulation A under the Securities Act of 1933, as amended (the "Securities Act")), contain the Optionee's acknowledgment in form and substance satisfactory to the Company that (i) such Option Shares are being purchased for investment and not for distribution or resale (other than a distribution or resale which, in the opinion of counsel satisfactory to the Company, may be made without violating the registration provisions of the Securities Act) and, in the case of an ISO, the Option Shares may not be sold within one year of exercise or two years from the Grant Date in order to maintain the ISO status of the Option;
(ii) the Optionee has been advised and understands that (A) the Option Shares have not been registered under the Securities Act and are "restricted securities" within the meaning of Rule 144 under the Securities Act and are subject to restrictions on transfer and (B) the Company is under no obligation to register the Option Shares under the Securities Act or to take any action which would make available to the Optionee any exemption from such registration,
(iii) such Option Shares may not be transferred without compliance with all applicable federal and state securities laws, and (iv) an appropriate legend referring to the foregoing restrictions on transfer and any other restrictions imposed under the Option Documents may be endorsed on the certificates. Notwithstanding the above, should the Company be advised by counsel that the issuance of Option Shares upon the exercise of an Option should be delayed pending (A) registration under federal or state securities laws, (B) the receipt of an opinion that an appropriate exemption therefrom is available, (C) the listing or inclusion of the shares on any securities exchange or in an automated quotation system or (D) the consent or approval of any governmental regulatory body whose consent or approval is necessary in connection with the issuance of such Option Shares, the Company may defer the exercise of any Option granted hereunder until either such event in A, B, C or D has occurred.

7.         Adjustments  on Changes in Common Stock.
           ---------------------------------------

The aggregate number of shares of Common Stock as to which Options may be granted under the Director Plan and the Key Employee Plan, the number of Option Shares covered by each outstanding Option and the Option Price per Option Share specified in each outstanding Option, the aggregate number of Option Shares which is reserved for issuance under the Director Plan and the Key Employee Plan, the number of Option Shares to be granted to each director under the Director Plan, the number of Option Shares to be granted to each key employee under the formula provision of the Key Employee Plan, and such other share numbers set forth herein shall be appropriately adjusted in the event of a stock dividend, stock split or other increase or decrease in the number of issued and outstanding shares of Common Stock resulting from a subdivision or consolidation of the Common Stock or other capital adjustment (not including the issuance of Common Stock on the conversion of other securities of the Company which are convertible into Common Stock) effected without receipt of consideration by the Company. The Board of Directors shall have the authority to determine the adjustments to be made under this Section and any such determination by the Board of Directors shall be final, binding and conclusive, provided that no adjustment shall be made which will cause an ISO to lose its status as such.

8.         Amendment of the Plan.
           ---------------------

The Board of Directors may amend the Plan from time to time in such manner as it may deem advisable. Notwithstanding the foregoing, (i) with respect to any amendments affecting the Director Plan, the Plan provisions shall not be amended more than once every six months, other than to comport with changes in the Code, the Employee Retirement Income Security Act, or the rules thereunder, and (ii) with respect to any amendments affecting the Key Employee Plan, any amendment which would change the eligibility of employees or the class of employees eligible to receive an Option or increase the maximum number of shares as to which Options may be granted, will only be effective if such action is approved by the holders of a majority of the outstanding voting stock of the Company.

9.         Continued  Employment.
           ---------------------

The grant of an Option pursuant to the Plan shall not be construed to imply or to constitute evidence of any agreement, express or implied, on the part of the Company or the Bank to retain the Optionee in the employ of the Company or the Bank, as a member of the Board of Directors or in any other capacity, whichever the case may be.

10.        Withholding of Taxes.
           --------------------

Whenever the Company proposes or is required to issue or transfer Option Shares, the Company shall have the right to (a) require the recipient or transferee to remit to the Company an amount sufficient to satisfy any federal, state and/or local withholding tax requirements prior to the delivery or transfer of any certificate or certificates for such Option Shares or (b) take whatever action it deems necessary to protect its interests.

11.        Effective  Date.
           ---------------

This Stock Option Plan shall be effective as of the date specified in Section 3 above.